    As filed with the Securities and Exchange Commission on September 9, 1999
                         Registration No. 333-__________

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                             ----------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             ----------------------

                            METACREATIONS CORPORATION

             (Exact name of registrant as specified in its charter)

                Delaware                               95-4102687
                --------                               ----------
     (State or other jurisdiction of                (I.R.S. Employer
     incorporation or organization)              Identification Number)

                             6303 Carpinteria Avenue
                          Carpinteria, California 93013
                          -----------------------------
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                    METACREATIONS CORPORATION 1995 STOCK PLAN
          METACREATIONS CORPORATION 1996 NONSTATUTORY STOCK OPTION PLAN

                              (Full title of plans)

                             ----------------------

                              Terance A. Kinninger
                 Sr. Vice President and Chief Financial Officer
                            MetaCreations Corporation
                             6303 Carpinteria Avenue
                          Carpinteria, California 93013
                                 (805) 566-6200
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                             ----------------------

                                    Copy to:

                                  Jeffrey D. Saper, Esq.
                        Wilson Sonsini Goodrich & Rosati
                            Professional Corporation
                               650 Page Mill Road
                           Palo Alto, California 94304



================================================================================

                         CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------------------------
                                                                 Proposed        Proposed
                                                                 Maximum          Maximum
                                                  Amount         Offering        Aggregate      Amount of
          Title of Securities                     to be            Price         Offering     Registration
           to be Registered                     Registered     Per Share(1)        Price          Fee(2)
----------------------------------------------------------------------------------------------------------
Common Stock, $0.001 par value
----------------------------------------------------------------------------------------------------------
-- Common Stock (par value $0.001 per share)
   To be issued upon exercise of option
   under the Company's 1995 Stock Option Plan    1,000,000        $ 6.36        $ 6,395,900      $ 1,778
----------------------------------------------------------------------------------------------------------
-- Common Stock (par value $0.001 per share)
   To be issued upon exercise of option
   under the Company's 1996 Nonstatutory
   Stock Option Plan                               225,000        $ 6.36        $ 1,439,078      $   400
----------------------------------------------------------------------------------------------------------
   Total                                         1,225,000        $ 6.36        $ 7,834,978      $ 2,178
----------------------------------------------------------------------------------------------------------


(1) Estimated pursuant to Rule 457(h) of the Regulation C solely for the purpose of calculating the registration fee. The proposed maximum aggregate offering price per share with respect to the 1,000,000 shares authorized and reserved for issuance under the 1995 Stock Option Plan and the 225,000 shares authorized reserved for issuance under the 1996 Nonstatutory Stock Option Plan has been estimated to be the average of the high and low prices of the Common Stock as reported on the Nasdaq National Market on September 7, 1999.

(2) Amount of Registration Fee was calculated pursuant to Section 6(b) of the Securities Act of 1933, which states that the fee shall be "$278 per $1 million" of the maximum aggregate price at which such securities are proposed to be offered. The Registration Fee is therefore calculated by multiplying the aggregate offering or sales amount by 0.000278.

PART I: INFORMATION REQUIRED IN THE PROSPECTUS

ITEM 1. PLAN INFORMATION

        Omitted pursuant to the instructions and provisions of Form S-8.

ITEM 2. REGISTRATION INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

        Omitted pursuant to the instructions and provisions of Form S-8.

PART II: INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INFORMATION INCORPORATED BY REFERENCE

        There are hereby incorporated by reference into this Registration Statement the following documents and information heretofore filed with the Securities and Exchange Commission (the "Commission") by the Registrant:

        (a) The Registrant's Annual Report on Form 10-K, File No. 000-27168, for the fiscal year ended December 31, 1998 filed pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

        (b) The Registrant's Form 10-Q, File No. 000-27168, for the fiscal quarter ended March 31, 1999, filed pursuant to Section 13(a) of the Exchange Act.


        (c) The Registrant's Form 10-Q, File No. 000-27168, for the fiscal quarter ended June 30, 1999, filed pursuant to Section 13(a) of the Exchange Act.

        (d) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A, File No. 000-27168, filed pursuant to Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

        All documents filed by Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof, and prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which de-registers all securities then remaining unsold under this registration statement, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents.

        The MetaCreations Corporation documents incorporated by reference herein contain forward-looking statements that involve risks and uncertainties. MetaCreations Corporation's actual results may differ significantly from the results discussed in the forward-looking statements. Factors that might cause such a difference include, but are not limited to, the risks identified in the respective documents incorporated by reference.

ITEM 4. DESCRIPTION OF SECURITIES

        Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

        The validity of the issuance of shares of Common Stock offered hereby will be passed upon for the Registrant by Wilson Sonsini Goodrich & Rosati, Professional Corporation ("WSGR"), Palo Alto, California. Certain members of WSGR, or investment partnerships of which such persons are partners, beneficially own an aggregate of approximately 25,000 shares of the Registrant's Common Stock.

ITEM 6. INDEMNIFICATION OF OFFICERS AND DIRECTORS

        Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation's Board of Directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the "Securities Act"). Article 9 of the Company's Restated Certificate of Incorporation and
Article 6.1 of the Bylaws of the Company provide for indemnification of certain agents to the maximum extent permitted by the Delaware General Corporation Law. Persons covered by these indemnification provisions include current and former directors, officers, employees and other agents of the Company, as well as persons who serve at the request of the Company as directors, officers, employees or agents of another enterprise.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

        Not applicable.

ITEM 8. EXHIBITS

      Exhibit
      Number                        Document
      ------                        --------
        4.1     MetaCreations Corporation 1995 Stock Plan, as amended.

        4.2 MetaCreations Corporation 1996 Nonstatutory Stock Option Plan, as amended.

        5.1     Opinion of Wilson Sonsini Goodrich & Rosati, Professional
                Corporation.

        23.1    Consent of PricewaterhouseCoopers LLP, independent accountants.

        23.2    Consent of Wilson Sonsini Goodrich & Rosati, Professional
                Corporation (included in Exhibit 5.1).

        24.1    Power of Attorney (see page II-4).

ITEM 9. UNDERTAKINGS

        (a)     The undersigned Registrant hereby undertakes:

                (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                        (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                        (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

                Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

                        (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto, duly authorized, in the City of Carpinteria, State of California, on September 9, 1999.


                                        METACREATIONS CORPORATION

                                        By: /s/TERANCE A. KINNINGER
                                           -------------------------------------
                                           Terance A. Kinninger,
                                           Sr. Vice President and
                                           Chief Financial Officer

                                POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Terance A. Kinninger his attorney-in-fact, with the power of substitution, for him in any and all capacities, to sign any amendment to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting to said attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on behalf of the Registrant on September 9, 1999.


               SIGNATURE                                            TITLE
               ---------                                            -----

/s/ GARY L. LAUER *                          President and Chief Executive Officer of Directors
----------------------------------           (Principal Executive Officer)
Gary L. Lauer


/s/ TERANCE A. KINNINGER                     Sr. Vice President and Chief Financial Officer
----------------------------------           (Principal Financial  and Accounting Officer)
Terance A. Kinninger


/s/ SAMUEL H. JONES, JR. *                   Director
----------------------------------
Samuel H. Jones, Jr.


/s/ BERT KOLDE *                             Director
----------------------------------
Bert Kolde


/s/ WILLIAM H. LANE III *                    Director
----------------------------------
William H. Lane III


/s/ HOWARD L. MORGAN *                       Director
----------------------------------
Howard L. Morgan


/s/ MARK ZIMMER *                            Director
----------------------------------
Mark Zimmer


   * /s/ TERANCE A. KINNINGER
   ----------------------------------
   Terance A. Kinninger
   Attorney in Fact

                                INDEX TO EXHIBITS

                                                                                        Sequentially
       Exhibit                                                                             Numbered
       Number                             Description of Document                            Page
       ------                             -----------------------                       ------------
        4.1     MetaCreations Corporation 1995 Stock Plan, as amended

        4.2 MetaCreations Corporation 1996 Nonstatutory Stock Option Plan, as amended

        5.1     Opinion of Wilson Sonsini Goodrich & Rosati, Professional
                Corporation

       23.1     Consent of PricewaterhouseCoopers LLP, independent accountants

       23.2     Consent of Wilson Sonsini Goodrich & Rosati, Professional
                Corporation (included in Exhibit 5.1)

       24.1     Power of Attorney (see page II-4)